UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 18, 2007
ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200 Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Language Concerning Forward-Looking Statements
This document and the exhibits hereto contain certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business, including our business after the proposed acquisition transaction, and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.
The securities referred to herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This document and the exhibits do not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 1.01 Entry into a Material Definitive Agreement
On January 18, 2007, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp. (“ITC Holdings”), entered into an Asset Sale Agreement (the “Asset Sale Agreement”) with Interstate Power and Light Company (“IPL”). Pursuant to the Asset Sale Agreement, upon the terms and subject to the conditions set forth therein, ITC Midwest will acquire ownership of the transmission assets of IPL (the “Purchased Assets”), including transmission lines, transmission substations, land rights, contracts, permits and equipment (the “Transaction”). In addition, ITC Midwest shall assume various liabilities and obligations related to the Purchased Assets and IPL’s transmission business. The consideration for the Purchased Assets, payable by ITC Midwest upon consummation of the Transaction, is $750 million, subject to several purchase price adjustments relating to liabilities actually assumed by ITC Midwest and the Net Transmission Plant Investment (as defined in the Asset Sale Agreement) and construction work in progress actually transferred to ITC Midwest by IPL. A copy of the Asset Sale Agreement is attached hereto as Exhibit 2.3 and is incorporated by reference herein.
Representations, Warranties and Covenants. Under the terms of the Asset Sale Agreement, each party has made customary representations and warranties. In addition, each party has agreed to customary covenants, including, among others, that (i) IPL shall operate the Purchased Assets in the ordinary course between the execution of the Asset Sale Agreement and consummation of the Transaction, (ii) each party shall provide the other with access to certain information, (iii) each party shall obtain required consents and approvals of third persons and governmental entities, and shall cooperate with the other party in obtaining those consents and approvals, and (iv) each party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transaction. ITC Midwest has also agreed that it shall maintain a corporate office in Iowa after consummation of the Transaction and that for a period of five years ITC Midwest shall not intentionally and voluntarily remove the Purchased Assets from the functional supervision and control of the

Midwest Independent Transmission System Operator, Inc. (“MISO”). IPL has also agreed that, for a period of seven years from consummation of the Transaction, it will not oppose ITC Midwest’s rates, rate construct, rate elements, and terms and conditions of service, as approved by the Federal Energy Regulatory Commission (“FERC”) in connection with the Transaction, except for changes to ITC Midwest’s initial rates in a manner adverse to IPC.
Conditions. Each party’s obligation to consummate the Transaction is subject to certain customary conditions, including (i) the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (ii) the receipt of approvals from the FERC pursuant to Section 203 of the Federal Power Act, the Illinois Commerce Commission, the Iowa Utilities Board, and the Minnesota Public Utilities Commission, in each case on terms and conditions substantially equivalent to those requested by the parties in the applications for such approvals and without any limitation or condition attached thereto (other than limitations or conditions to which they agree in writing). The parties must also seek approval of the Missouri Public Service Commission to assign IPL’s Certificate of Public Convenience and Necessity to ITC Midwest. In addition, conditions to ITC Midwest’s obligation to consummate the Transaction include: (i) no material adverse effect on the Purchased Assets having occurred since the execution of the Asset Sale Agreement and being continuing; (ii) the receipt of approval from FERC pursuant to Sections 204 and 205 of the Federal Power Act; and (iii) expiration of a 30 consecutive day “marketing period”, which period begins no earlier than the third business day after satisfaction of the regulatory approval conditions, unless the period has not commenced prior to November 30, 2007, in which case the period shall be deemed to expire on December 27, 2007 so long as ITC Midwest has been provided then-current financial information on the Purchased Assets.
Indemnification. Subject to certain exceptions, following the closing, IPL has agreed to indemnify ITC Midwest against losses suffered by ITC Midwest relating to: (i) breach by IPL of any covenant or agreement; (ii) breach by IPL of its representations and warranties; (iii) pre-closing environmental liabilities assumed by ITC Midwest; (iv) pre-closing litigation liabilities assumed by ITC Midwest; (v) pre-closing non-balance sheet liabilities assumed by ITC Midwest; and (vi) liabilities of IPL that are not transferred to ITC Midwest pursuant to the Transaction. Subject to certain exceptions, following the closing, ITC Midwest has agreed to indemnify IPL against losses suffered by IPL relating to: (i) breach by ITC Midwest of any covenant or agreement; (ii) breach by ITC Midwest of its representations and warranties; (iii) obligations of IPL assumed by ITC Midwest pursuant to the Transaction; and (iv) any and all liabilities and obligations associated with the ownership and operation of the Purchased Assets upon and after consummation of the Transaction. The foregoing rights of indemnification are subject to various customary limitations, including as to dollar amounts, limited survival periods and as to required mitigation efforts, as set forth in the Asset Sale Agreement.
Liquidated Damages. ITC Midwest and IPL have agreed that in the event that either party terminates the Asset Sale Agreement as a result of a breach by the other party of its covenants, agreements or representations, made as of the date of the agreement, which would cause the closing conditions not to be satisfied, the terminating party shall be entitled as its sole and exclusive remedy to liquidated damages equal to approximately $24 million, or $45 million solely in the event that such breach is ITC Midwest’s failure to pay IPL the purchase price at closing.
Financing. ITC Midwest expects to finance the Transaction through a combination of cash on hand, the proceeds from a sale of common stock of ITC Holdings and the issuance of debt by ITC Holdings and/or ITC Midwest. The Asset Sale Agreement does not contain any closing condition that ITC Holdings or ITC Midwest have completed any financing prior to consummation of the Transaction. ITC Holdings has received a commitment letter, dated January 18, 2007, from Lehman Brothers Inc., Lehman Commercial Paper Inc. and Lehman Brothers Bank to provide to ITC Holdings, subject to the terms and conditions therein, financing in an aggregate amount of up to $765,000,000 in the form of a 364-day senior unsecured bridge term loan facility. ITC Holdings does not intend to draw down on this bridge financing unless funds from the contemplated common equity offering and debt offerings are unavailable at the time of closing. The availability of the bridge financing is subject to the satisfaction of customary conditions to consummation, including the consummation of the Transaction substantially in accordance with the Asset Sale Agreement (with no amendment or modification materially adverse to the lenders except as reasonably agreed to by Lehman Brothers Inc.) and the execution of definitive documents contemplated thereby. The bridge financing commitment expires upon the earlier of December 31, 2007 and the date ITC Holdings notifies Lehman Brothers Inc. that the Transaction has been abandoned. ITC Holdings has agreed to pay Lehman Brothers Inc. certain fees in connection with the commitment letter and has agreed to indemnify it, the other lenders and their respective affiliates and representatives against certain liabilities.

Parent Guaranty. ITC Holdings has executed a guaranty pursuant to which ITC Holdings has agreed to unconditionally guarantee the payment and performance obligations of ITC Midwest under the Asset Sale Agreement (the “Parent Guaranty”). A copy of the Parent Guaranty is attached hereto as Exhibit 2.4 and is incorporated by reference herein.
The foregoing descriptions of the Transaction, the Asset Sale Agreement, the Parent Guaranty and the related matters described above do not purport to be complete and are qualified in their entirety by reference to the Asset Sale Agreement and the Parent Guaranty attached hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

2.3	Asset Sale Agreement, dated as of January 18, 2007, by and between ITC Midwest LLC and Interstate Power and Light Company.

2.4	Parent Guaranty, dated as of January 18, 2007, by ITC Holdings Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky

	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel
January 23, 2007

Exhibit Index

Exhibit No.	Exhibit Description

2.3	Asset Sale Agreement, dated as of January 18, 2007, by and between ITC Midwest LLC and Interstate Power and Light Company.

2.4	Parent Guaranty, dated as of January 18, 2007, by ITC Holdings Corp.